Exhibit 24

POWER OF ATTORNEY

Know all by these presents that the undersigned, does hereby make, constitute and appoint each of Tyler B.
Dempsey and Timothy J. Murphy, or any one of them, as a true and lawful attorney-in-fact of the undersigned with
full powers of substitution and revocation, for and in the name, place and stead of the undersigned (in the
undersigned's individual capacity), to execute and deliver such forms that the undersigned may be required to file
with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in
securities of Repay Holdings Corporation (the "Company") (i) pursuant to Section
16(a) of the Securities Exchange
Act of 1934, as amended, including without limitation, statements on Form 3,
Form 4 and Form 5 (including any
amendments thereto) and (ii) in connection with any applications for EDGAR access codes, including without
limitation the Form ID. The Power of Attorney shall remain in full force and effect until the undersigned is no
longer required to file Forms 3, 4 and 5 with regard to his or her ownership of or transactions in securities of the
Company, unless earlier revoked in writing. The undersigned acknowledges that
Tyler B. Dempsey and Timothy J.
Murphy are not assuming any of the undersigned's responsibilities to comply with
Section 16 of the Securities
Exchange Act of 1934, as amended.

By: /s/ Jacob Hamilton Moore
Name: Jacob Hamilton Moore

Date: March 12, 2020